Exhibit 99.1

Apexigen Completes Business Combination to Become a Publicly Listed Immuno-oncology Company

-Common stock of Apexigen to commence trading on the Nasdaq Capital Market today under the ticker symbol “APGN” -

-Clinical pipeline includes multiple Phase 2 studies of sotigalimab, a CD40 agonist antibody with first-in-class and best-in-class potential-

-Gross proceeds from the transaction totaled $19.0 million, combining funds held in Brookline Capital Acquisition Corp.’s trust account and a concurrent PIPE financing-

SAN CARLOS, CA, August 1, 2022 – Apexigen, Inc., a clinical-stage biopharmaceutical company focused on discovering and developing a new generation of antibody therapeutics for oncology, today announced the closing of its previously announced business combination with Brookline Capital Acquisition Corp. (“BCAC”), a special purpose acquisition company. Gross proceeds from this transaction totaled $19.0 million, which included funds held in BCAC’s trust account and a concurrent private placement investment in public equity (“PIPE”) financing. The combined, publicly traded company will operate under the name Apexigen, and its common stock will commence trading on the Nasdaq Capital Market on August 1, 2022, under the ticker symbol “APGN.” Apexigen’s management team will continue leading the combined company.

“Today marks an important turning point for Apexigen as we become a publicly listed biopharmaceutical company, poised to provide innovative solutions to overcome outstanding challenges in oncology,” said Xiaodong Yang, M.D., Ph.D., President and Chief Executive Officer of Apexigen. “This successful transaction propels our business forward, unlocks value for our stockholders, and enhances our ability to meet the needs of patients. Emerging data across our broad Phase 2 development program suggest there is significant opportunity for lead candidate sotigalimab, a potentially first-in-class and best-in-class CD40 agonist, to provide meaningful clinical benefit across multiple solid tumor indications. Sotigalimab’s encouraging and favorable safety profile may allow for combination with numerous other therapies, including PD-1 and other checkpoint inhibitors, chemotherapy, radiation therapy, cell therapies, and cancer vaccines. We believe sotigalimab has the potential to become a backbone of combination therapy to treat patients with cancer. With the opportunity for multiple potential approval pathways, we believe we are well-positioned to achieve value-creating milestones, including presentation of emerging data from ongoing Phase 2 trials. Given the broad therapeutic potential for sotigalimab, we will pursue opportunities for strategic partnerships to maximize the value of this important program.”

Apexigen Overview

Apexigen Wholly Owned Pipeline: Apexigen’s wholly owned pipeline is focused on innovative antibody-based therapeutics for oncology, with an emphasis on new immuno-oncology agents designed to harness the patient’s immune system to combat and eradicate cancer. The company’s pipeline of immuno-oncology therapeutic candidates is led by sotigalimab, which is currently in Phase 2 clinical development, and also includes multiple preclinical programs.

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Sotigalimab: a potentially first-in-class and best-in-class CD40 agonist antibody, with unique epitope specificity and Fc receptor engagement for optimal therapeutic effect and safety. Activation of CD40 initiates and amplifies multiple immune responses, engaging components of both the innate and adaptive arms of the immune system to work in concert against cancer. As such, CD40 activation could play a fundamental role in tumor-specific immune activation with prospective applicability for the treatment of multiple solid tumors. Given the breadth of potential of sotigalimab and the clinical signals observed, several Phase 2 trials are currently underway across multiple important cancer indications, lines of therapy and combination settings to maximize the therapeutic potential of sotigalimab.

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The company has identified multiple regulatory approval pathways for sotigalimab. Building on encouraging data from the company’s Phase 2 trial of sotigalimab in combination with nivolumab to treat patients with PD-1 blockade refractory melanoma, in July 2022, the company received support from the FDA in connection with a Type C meeting. The purpose of the meeting was to discuss a potential randomized registration-enabling clinical trial of sotigalimab in combination with a PD-1 inhibitor to treat patients with PD-1 blockade refractory melanoma.

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Recent published data from the multi-center Phase 2 PRINCE trial sponsored by the Parker Institute for Cancer Immunotherapy and Cancer Research Institute further support the advancement of sotigalimab in front-line metastatic pancreatic cancer in combination with standard-of-care chemotherapy. In June 2022, these data were published in Nature Medicine and featured in an oral presentation at the 2022 American Society of Clinical Oncology (ASCO) Annual Meeting. Results demonstrated that novel circulating lymphocyte and tumor tissue biomarkers may be predictive of greater overall survival than patients without these biomarkers. Enhanced clinical benefit for sotigalimab/chemo correlated with several markers including baseline of elevated CD4 helper T-cell subpopulations in circulation and enhanced infiltration of activated antigen-presenting cells and certain oncogenes such as E2F in the tumors.

•	FDA has granted orphan drug designation to sotigalimab for the treatment of pancreatic cancer and sarcoma.

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Updated Phase 2 data from sotigalimab in combination with chemoradiation as a neoadjuvant therapy in esophageal/gastro-esophageal junction cancer will be presented at the 2022 European Society for Medical Oncologists (ESMO) Congress in September 2022.

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APX601: an anti-TNFR2 antagonist antibody designed to reverse immune suppression in the tumor microenvironment and unleash immune-mediated tumor killing activity through a unique mechanism of action. In preclinical models, APX601 depletes and inactivates TNFR2-expressing Tregs, reverses myeloid-mediated T cell suppression and directly kills TNFR2-expressing tumor cells. APX601 shows potent anti-tumor activity in tumor models. APX601 is IND-ready and Apexigen plans to advance APX601 into a Phase 1/2 clinical trial for the treatment of multiple tumor indications of unmet medical need when the company secures adequate financing.

•	APX801: an NK cell engager designed to specifically activate natural killer cells leading to effective killing of tumor cells currently at the pre-clinical stage.

Out-licensed Programs: Apexigen’s APXiMAB™ discovery platform has enabled the discovery of multiple protein therapeutic product candidates against a variety of molecular targets, including targets that are difficult to drug with conventional antibody technologies. In addition to the product candidates that the company wholly owns, several product candidates discovered through the use of the APXiMAB platform are in clinical development by the company’s licensees. The most advanced of these programs is

Novartis’ Beovu® (brolucizumab-dbll) product, which received FDA approval in 2019 and is marketed in over 70 countries. Two of the company’s licensees are developing other programs in later-stage development: Simcere’s BD0801 is in Phase 3 clinical development in ovarian cancer and Mabwell’s 9MW0211 is in an adaptive, pivotal Phase 2/3 clinical trial in wet age-related macular degeneration.

Summary of Transactions

On March 17, 2022, Apexigen entered into a business combination agreement with BCAC. In addition, BCAC and Lincoln Park entered into a committed investment agreement and related registration rights agreement under which Apexigen will have the right to direct Lincoln Park to purchase up to an aggregate of $50 million of common stock over a 24-month period following the business combination, subject to certain conditions and restrictions.

As a result of the transaction, Apexigen received gross proceeds of $19.0 million prior to transaction expenses, which includes $4.5 million from BCAC’s trust account and $14.5 million of the expected $15.0 million from PIPE investors led by existing Apexigen stockholders. The company expects to receive the remaining $0.5 million once a final investor satisfies applicable regulatory requirements. The proceeds from the business combination and PIPE transactions do not include potential proceeds from Lincoln Park’s $50.0 million committed equity line. Please refer to the definitive proxy statement/prospectus filed with the U.S. Securities and Exchange Commission (“SEC”) by Apexigen for additional information regarding the transaction.

Advisors

Brookline Capital Markets acted as capital markets advisor to BCAC. Wedbush PacGrow acted as exclusive strategic financial advisor to Apexigen.

DLA Piper LLP (US) served as legal advisor to BCAC. Wilson Sonsini Goodrich & Rosati, P.C. served as legal advisor to Apexigen.

About Apexigen

Apexigen is a clinical-stage biopharmaceutical company focused on discovering and developing a new generation of antibody therapeutics for oncology, with an emphasis on new immuno-oncology agents that may harness the patient’s immune system to combat and eradicate cancer. Sotigalimab and Apexigen’s other programs were discovered using Apexigen’s proprietary APXiMAB™ discovery platform. This platform has enabled Apexigen and its collaboration partners to discover and develop high-quality therapeutic antibodies against a variety of molecular targets, including targets that are difficult to drug with conventional antibody technologies. Multiple product candidates have been discovered using the APXiMAB platform, one of which is commercially available and the others are in clinical development, either internally by Apexigen or by its licensees. For more information, please visit www.apexigen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the transactions, such as the potential value for stockholders;

the ability of the combined company to provide innovative oncology solutions, meet the needs of patients and provide meaningful clinical benefits; the potential attributes, uses and effectiveness of its lead candidate sotigalimab; the ability of the combined company to achieve value-creating milestones and pursue strategic partnerships; the combined company’s plans with respect to its clinical trials; and the combined company’s receipt of additional funds. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of Apexigen in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effects on the combined company, as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the combined company will be those that the parties have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the ability of the combined company to continue to meet the Nasdaq listing standards, achieve successful clinical results or commercial adoption of approved antibody candidates, or that the combined company will have sufficient capital following the transactions to operate as anticipated. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the combined company’s filings with the SEC, and in its current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the combined company, and Apexigen assumes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Bruce Mackle

LifeSci Advisors

+1-646-889-1200

bmackle@lifesciadvisors.com

Apexigen Contact:

William Duke

Chief Financial Officer

Apexigen, Inc.

+1-650-931-6236

ir@apexigen.com